Exhibit 99.2

Zogenix Prices Public Offering of Common Stock

SAN DIEGO, July 30, 2015 — Zogenix, Inc. (Nasdaq:ZGNX), a pharmaceutical company developing and commercializing unique therapies for the treatment of central nervous system (CNS) disorders, announced today that it has priced an underwritten public offering of 4,750,000 shares of its common stock at a price to the public of $18.00 per share. The gross proceeds from the offering, before underwriting discounts and commissions and offering costs, are expected to be approximately $85,500,000.

Zogenix has granted the underwriters a 30-day option to purchase up to an additional 712,500 shares of common stock. All of the shares to be sold in the offering are being sold by Zogenix. Zogenix intends to use the net proceeds from this offering to fund clinical research and development of ZX008 in Dravet syndrome and potentially other epilepsy indications, submission of regulatory filings and preparation of commercial activities for ZX008, and for working capital and other general corporate purposes.

Leerink Partners LLC and Stifel are acting as joint book-running managers for the offering. Oppenheimer & Co. and Brean Capital, LLC are acting as co-managers for the offering. The offering is expected to close on or about August 4, 2015, subject to satisfaction of customary closing conditions.

The securities described above are being offered by Zogenix pursuant to a registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). A preliminary prospectus supplement and accompanying prospectus relating to this offering have been filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and accompanying prospectus, copies of the which may be obtained, when available, from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 1-800-808-7525 or by email at Syndicate@Leerink.com; or from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at 415-364-2720 or by email at syndprospectus@stifel.com. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

About Zogenix

Zogenix, Inc. (Nasdaq:ZGNX) is a pharmaceutical company committed to developing and commercializing therapies that address specific clinical needs for people living with CNS disorders who need innovative treatment alternatives to help them return to normal daily functioning.

For more information, visit www.zogenix.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Zogenix’s expectations on the completion, timing and size of the public offering and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the public offering, as well as risks and uncertainties inherent in Zogenix’s business, including those described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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CONTACT:	Investors: Andrew McDonald

Founding Partner, LifeSci Advisors LLC

646-597-6987 | Andrew@lifesciadvisors.com